                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)       Title of each class of securities to which transaction applies:

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     2)       Aggregate number of securities to which transaction applies:

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     3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

                  $7,950,000 - sales price of assets to be sold by Registrant
     --------------------------------------------------------------------------
     4)       Proposed maximum aggregate value of transaction:

                  $7,950,000
     --------------------------------------------------------------------------
     5)       Total fee paid:

                  $1,590.00
     --------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

     ------------------------------------------------------
     2)       Form, Schedule or Registration Statement No.:

     ------------------------------------------------------
     3)       Filing Party:

     ------------------------------------------------------
     4)       Date Filed:

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


                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
                      A NORTH CAROLINA LIMITED PARTNERSHIP

******************************************************************************

                                 PROXY STATEMENT

******************************************************************************

         This Proxy Statement contains forward-looking statements within the meaning of Federal securities law. Such statements can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial conditions or state other "forward-looking" information. Although the General Partner believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors, such as general economic conditions, local real estate conditions, or weather conditions, that might cause a difference between actual results and those forward-looking statements.

                    SUMMARY OF THE PROPOSAL TO BE CONSIDERED


         Retail Equity Partners Limited Partnership, a North Carolina limited partnership (the "Partnership"), seeks consent, by the affirmative vote of Limited Partners of record holding more than 50% of the Limited Partnership Interests held by all Limited Partners of record ("Majority Interest"), to sell substantially all of the assets of the Partnership for a minimum aggregate sales price of $7,500,000. Boddie Investment Company, the General Partner of the Partnership (the "General Partner"), has received, on behalf of the Partnership, executed Purchase and Sales Agreements ("Purchase Agreement") from unrelated entities relating to the purchase of substantially all of the Partnership's assets for an aggregate price of $7,950,000. While the General Partner has every reason to believe that the Partnership's assets will be sold pursuant to the Purchase Agreements, each is subject to the satisfaction of certain conditions prior to consummation of the sale. Accordingly, as is discussed in greater detail herein, the General Partner believes that it is in the best interests of the Partnership to sell substantially all of the Partnership's assets for a minimum aggregate price of $7,500,000. Therefore, the General Partner seeks the consent of the Limited Partners to sell the Partnership's assets for a minimum aggregate price of $7,500,000. If the Partnership's assets are not sold pursuant to the Purchase Agreements, or either of them, the General Partner will continue to solicit offers to purchase the assets for a minimum aggregate price of $7,500,000. If the General Partner does not receive a final offer to purchase the Partnership's assets for an aggregate purchase price of at least $7,500,000, it will not sell the Partnership's assets without resoliciting the consent of the Limited Partners.

         The Partnership currently owns two shopping centers, Plaza West Shopping Center in Raleigh, North Carolina ("Plaza West") and Cape Henry Plaza in Virginia Beach, Virginia ("Cape Henry" and, together with Plaza West, the "Shopping Centers" or the "Partnership Assets"). The Shopping Centers comprise substantially all of the assets of the Partnership and, following the sale thereof, the assets of the Partnership will consist solely of cash and accounts receivable. Pursuant to the terms of the Agreement of Limited Partnership dated June 15, 1987 (the "Partnership Agreement"), the sale of all or substantially all of the Partnership Assets results in the automatic dissolution of the Partnership. Following dissolution, the General Partner will liquidate all liabilities of the Partnership and distribute the remaining cash assets to the Limited Partners in accordance with the terms of the Partnership Agreement. Thereafter, the Partnership will be terminated by the filing of a Certificate of Cancellation with the Secretary of State of North Carolina.

         The Shopping Centers are encumbered by mortgage loans from financial institutions. At March 31, 1998, the end of the Partnership's most recent fiscal quarter, the aggregate outstanding indebtedness to the mortgage lenders was $6,796,006. The maturity date of each of the Partnership's outstanding mortgage loans occurs in August 1998, and it is unlikely that the Partnership will have the financial ability to meet its loan maturity obligations on such date. Accordingly, in such event, it will be necessary for the Partnership to refinance the Partnership's indebtedness upon the maturity of its currently outstanding mortgage loans. There can be no assurance, however, that replacement loans will be available with terms and conditions that will enable the Partnership to refinance successfully. Given the historical results of operation of the Partnership, the General Partner believes that it is in the best interests of the Limited Partners to sell the Partnership Assets if a sale can be effected for an aggregate purchase price of not less than $7,500,000, rather than to attempt to refinance the indebtedness on the Partnership Assets.

         Capitalized terms not otherwise defined in this Proxy Statement shall have the meanings given them in the Partnership Agreement.

                                 End of Summary

                                 THE PARTNERSHIP

History

         The Partnership is a North Carolina limited partnership which was organized in 1987 for the purpose of acquiring, holding, operating and managing three neighborhood shopping centers. The General Partner of the Partnership is a North Carolina corporation with its principal office in Rocky Mount, North Carolina.

         The Partnership offered a minimum of 50,000 and a maximum of 1,000,000 Beneficial Assignment Certificates ("BACs"), representing beneficial assignments of limited partnership interests in the Partnership, at $20 per BAC, on a best efforts basis through Planned Management Company, the dealer/manager. The Partnership received aggregate subscription funds of $6,671,543 in such offering, and the offering was closed on April 2, 1990.

         The Partnership made cash and leveraged investments in three neighborhood shopping centers located in Burlington, North Carolina (New Market Square), Raleigh, North Carolina (Plaza West), and Virginia Beach, Virginia (Cape Henry). In October 1991, the ownership of New Market Square was transferred to New Market Square Limited Partnership ("NMS"), a newly formed partnership. The Partnership was the sole general partner holding a 99.99 percent interest in NMS. In February 1992, NMS filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. This action was taken after negotiations to refinance NMS's outstanding mortgage loan in the amount of $6,400,000 failed and alternative financing could not be obtained. NMS received court approval to continue normal operations. In May 1993, NMS successfully completed restructuring of its outstanding mortgage loan with the lender and emerged from bankruptcy. The principal balance of the mortgage loan was increased to $6,425,000, the additional $25,000 being attributed to legal fees incurred in connection with restructuring the loan. In May 1993, a $100,000 principal payment was due and paid.

         In August 1994, Rose's, Inc., an anchor tenant at New Market Square, renounced its lease pursuant to a Chapter 11 bankruptcy filing, vacated the rental space and ceased making rental payments. Rose's filed a post petition rent claim against NMS that was settled in February 1995 for $20,000. NMS filed a claim against Rose's for unpaid future rent. An agreement to fix the claim at $512,808 was reached in January 1995 and the claim was sold by NMS in March 1995 to an unrelated party for an immediate cash payment of $82,049.

         Due to the departure of Rose's, NMS was unable to generate sufficient cash flow to make full payments required under the mortgage loan that was restructured in May 1993. The lender and NMS entered into a forbearance agreement under which NMS agreed to remit to the lender its net cash flow, after payment of monthly operating expenses. In June 1995, the forbearance agreement was terminated and the NMS mortgage loan was brought current by using substantially all of NMS's cash reserves. During the last half of 1995, the General Partner advanced NMS sufficient funds to cover operating shortfalls.

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

         In February 1996, the New Market Square land, building and personal property were sold to an unrelated party for a contract price of $6,558,000, resulting in a net loss of $499,000. (See discussion in Notes to Financial Statements included in Item 14 of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report"), which accompanies this Proxy Statement and is incorporated by reference herein.) Proceeds from the sale were used to retire the outstanding indebtedness on New Market Square and, in July 1996, NMS was dissolved and a distribution in the aggregate amount of $297,985 was made to the Limited Partners. In addition, the Partnership recorded an extraordinary loss of $30,163 in connection with the sale of the shopping center as a result of write-offs of deferred financing costs related to the mortgage loan on the property.

         As a result of the sale of New Market Square, the Partnership now operates two neighborhood shopping centers, Plaza West, a 63,800 square foot property in Raleigh, North Carolina, and Cape Henry, a 50,000 square foot property in Virginia Beach, Virginia. The Shopping Centers are encumbered by mortgage loans to financial institutions, having an aggregate indebtedness at March 31, 1998 of $6,796,006. The Shopping Centers were constructed in 1986 and acquired by the Partnership in May 1988. In 1997, rental revenue derived from the Shopping Centers came from net leases of shopping center space to approximately 24 tenants and from an out-parcel ground lease to a bank. The Partnership is reimbursed for substantially all common area maintenance and certain other costs incurred.

         Historically, a significant portion of rental revenue from the Shopping Centers has been derived from anchor tenants. During 1997, the Partnership received lease payments (including common area maintenance charges) in the amount of $12,346 from Harris Teeter, which leases 25,000 square feet at Plaza West, and $15,467 from Food Lion, which leases 33,000 square feet at Cape Henry. Harris Teeter and Food Lion are the partnership's only tenants that lease more than 10,000 square feet, and their respective leases have terms extending until 2006.

         Both Raleigh and Virginia Beach have strong economies and rapidly growing populations. The Shopping Centers have been well maintained. Cape Henry was painted in 1995 and roof repairs were completed in 1996. The parking lot at Plaza West was repaired in 1996. As a result of these repairs, the Shopping Centers are in reasonably good physical condition.

         Occupancy remains high at both Shopping Centers. At December 31, 1997, and December 31, 1996, occupancy rates at Cape Henry and Plaza West were 100 percent and 97 percent and 100 percent and 96 percent, respectively. At March 31, 1998, occupancy rates at Cape Henry and Plaza West were 97% and 98%, respectively. Rental rates for local tenant renewals and new local tenant leases improved during 1997 at both properties. This improvement is attributable to the combined effect of an improving economy, good locations and a lack of new construction of similar type centers.

Results of Operations for the Year Ended December 31, 1997

         The following discussion should be read in conjunction with the Financial Statements and Notes thereto included in Item 14 of the Annual Report which accompanies this Proxy Statement and is incorporated by reference herein.

         Revenues. Rental revenues in 1997 decreased by 6% from 1996 and by 38% in 1996 from 1995, primarily attributable, in each case, to the sale of New Market Square in February 1996. Although total rental revenues decreased, revenues derived from Cape Henry and Plaza West were consistent in 1997 compared to 1996, and increased by 4% in 1996 compared to 1995. Occupancy levels at Cape Henry and Plaza West have remained consistently high.

         In 1995, the Partnership recognized approximately $82,000 in other income related to the sale of its claim against Rose's for unpaid future rent. There were no other significant income items in 1997, 1996 or 1995.

         Expenses. Decreases in operating expenses in 1997 compared to 1996, and in 1996 compared to 1995, generally reflect the impact of the sale of New Market Square. For Cape Henry and Plaza West, operating expenses decreased by 10% in 1997 compared to 1996, primarily due to repairs at Plaza West in 1996. For these two centers, 1996 operating expenses increased approximately 20% compared to 1995 (this increase also reflects repairs at Plaza West in 1996). Depreciation and amortization were generally unchanged in 1997 compared to 1996. The decrease in depreciation and amortization in 1996 compared to 1995 reflects the sale of New Market Square. The decrease in interest expense in 1997 compared to 1996, and the decrease in 1996 compared to 1995, was again attributable to the sale of New Market Square.

         In late December 1995, the Partnership entered into an agreement to sell New Market Square Shopping Center, which sale was completed in February 1996. In conjunction with this sale, the Partnership recorded a provision of $510,000 in 1995 (subsequently reduced by $11,000 in 1996) to reduce the recorded net book value of New Market Square assets to estimated net realizable value (contract sale price of $6,558,000 less direct costs of the sale totaling approximately $214,000). (See discussion in Notes to Financial Statements included in Item 14 of the Annual Report which accompanies this Proxy Statement and is incorporated by reference herein.)

Results of Operations for the Period Ended March 31, 1998

         Revenues. Rental revenue for the first quarter of 1998 was $257,000, a decease of 3.2% compared to the first quarter of 1997. During the first quarter of 1998, Plaza West was 98% occupied, and Cape Henry was 97% occupied. During the first quarter of 1997, both centers were 100% occupied.

         Expenses. Total expenses for the first quarter of 1998 were $234,000, a decrease of 19.4% compared to the first quarter of 1997. The primary reason for this decrease is that no depreciation was recorded in the first quarter of 1998, compared to a $44,000 depreciation charge in the first quarter of 1997. In January 1998, both Cape Henry and Plaza West were listed for sale. In accordance with generally accepted accounting principles, no depreciation is recorded on assets held for sale. Operating and administrative expenses were generally in line with management's expectations.

         Net Income. Net income for the first quarter of 1998 was $25,000, compared to a loss of $22,000 for the first quarter of 1997. Again, the increase in net income is primarily due to the fact that no depreciation was charged in the first quarter of 1998.

Liquidity and Capital Resources

         Cape Henry and Plaza West continue to generate nominal positive cash flow from operations. The leases held by the Partnership are generally long-term, with substantially all increases in operating expenses, taxes and insurance passed through to, and paid by, tenants. In addition, most leases include built-in rent increases based on changes in the consumer price index or percentage rents based on total sales.

         The Partnership currently generates sufficient cash flow to meet its immediate operating and capital needs. However, any adverse development, such as the loss of a major tenant, the loss of multiple smaller tenants, or the failure of a significant tenant to pay rent, could create a material deficiency in the Partnership's short-term liquidity. In addition, the Partnership may not generate sufficient cash flow to make significant repairs, improvements or modifications to the Shopping Centers, if such needs arise.

         During 1997, the Partnership made capital repairs to Plaza West totaling approximately $115,000. A distribution of approximately $298,000 was made to the Limited Partners in 1996 from the net proceeds of the sale of New Market Square. The Partnership made no distributions in 1997 or 1995. Distributions have been suspended until property operations allow.

         In January 1998, both Shopping Centers were listed for sale. As of March 31, 1998, the General Partner had entered into a contract for sale of Plaza West, subject to a vote by the Limited Partners. As of such date, negotiations for the sale of Cape Henry were in final stages, again subject to a vote by the Limited Partners.

         The Partnership's two mortgage loans mature in August 1998. In the event the Partnership's properties have not been sold prior to that date, it is unlikely that the Partnership will have the financial ability to meet the loan maturity obligations and, therefore, the Partnership will be required to refinance these loans. The General Partner can offer no assurance that, at that time, replacement financing will be obtainable.

Recently Issued Accounting Standards

         In 1997, the Financial Accounting Standards Board issued Statement No. 131, Disclosures About Segments of an Enterprise and Related Information. Statement 131 establishes standards for the way that public entities report information about operating segments in annual financial statements and requires that those entities report selected information about operating segments in interim financial statements. The Partnership will be required to disclose segment information in accordance with Statement 131 beginning in its 1998 annual report. The Partnership expects that adoption of Statement 131 will not have a material impact on its financial statements.

         Further information concerning the business and operations of the Partnership is included in the Annual Report and the Partnership's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (the "Quarterly Report"), each of which is enclosed herewith and incorporated by reference herein.

                      REASONS FOR THE PROPOSED TRANSACTION

         The Partnership was formed in 1987 with the objectives of quarterly cash distributions and capital appreciation. To date, the Partnership has not achieved these objectives. Accordingly, the General Partner believes that now is the time for the Limited Partners to determine the future of the Partnership.

         The Partnership has two options: (i) sell the Shopping Centers, which will result in the automatic dissolution of the Partnership, and distribute the remaining assets to the Limited Partners, or (ii) continue to own and operate the Shopping Centers in the hope that, in time, the performance and value of the Shopping Centers will improve. For the reasons stated below, the General Partner believes that the best course of action is for the Partnership to sell the Shopping Centers, distribute the net proceeds and other assets of the Partnership and terminate the Partnership.

         Loan Maturity. The existing loans on the Shopping Centers mature in August 1998, and it is unlikely that the Partnership will have the financial ability to meet its loan maturity obligations on such date. The General Partner currently is unaware of any loan program that would allow the Partnership to refinance the current loans without a substantial contribution of new equity capital. Because the Partnership has no available source of new equity capital, the General Partner believes that the Partnership will be unable to refinance the outstanding loans. As a result, the Partnership will be faced with default when the current loans mature in August of this year. In such event, the Partnership would be forced to seek the protection of the bankruptcy court to avoid loss of the Shopping Centers through foreclosure, but there can be no assurance that such a course of action would be successful. If it were successful, the Partnership would be allowed to continue to operate the Shopping Centers for some period of time. If it


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

were not successful, the Partnership would lose the Shopping Centers and have incurred significant expenses in the unsuccessful bankruptcy proceeding. The General Partner believes that the costs and risks associated with a bankruptcy proceeding, coupled with the slim prospects of ever refinancing the Shopping Centers, are too high to justify this course of action.

         Financial Condition. Even if the Partnership were able to continue to operate the Shopping Centers, the partnership would be in a very precarious financial position. The Partnership has minimal capital reserves and any negative event, such as a loss of a major tenant in either Shopping Center or the occurrence of a major maintenance expenditure, could result in the Partnership being unable to meet its current financial obligations. In order to reduce this risk, which exists today and will continue to get worse, the Partnership would have to retain all available cash until sufficient capital reserves have been established. This will result in no distributions to the Limited Partners for the foreseeable future.

         Current Market Conditions. The market values of the Shopping Centers, as evidenced by the purchase prices set forth in the Purchase Agreements, represent a significant improvement over the past several years. Even if the Partnership were to continue to own and operate the Shopping Centers, there can be no assurance that the market value of the Shopping Centers would improve substantially above the current level. To achieve a substantial improvement in the market value of the Shopping Centers, in the opinion of the General Partner, would take a number of years of strong economic performance.

         Duration of the Partnership, Lack of Liquidity and Availability of Tax Benefits. The most fundamental reason for selling the Shopping Centers at this time is that the Partnership has been in existence for ten years, is not making cash distributions to the Limited Partners, all tax losses are treated as passive losses, and there is no market for an investment in the Partnership. In short, Limited Partners are unable to enjoy any current benefits from their investment in the Partnership. Sale of the Shopping Centers and distribution of the net assets of the Partnership, while resulting in a substantial loss, will at least provide some cash to the Limited Partners. Additionally, the sale of the Shopping Centers will enable the Limited Partners to offset current tax liability with accrued passive losses.

         Summary. As a result of the purchase prices set forth in the Purchase Agreements, the General Partner believes that the benefits to be derived from the sale of the Shopping Centers greatly outweigh the risks associated with the continued ownership and operation of the Shopping Centers. The General Partner also believes that such benefits outweigh such risks in the event the Shopping Centers could be sold for a minimum of $7,500,000 were the sales contemplated by the Purchase Agreements, or either of them, not to close. Accordingly, the General Partner recommends that the Limited Partners vote FOR the sale of the Shopping Centers.

                               USE OF PROCEEDS AND
                        DISTRIBUTION TO LIMITED PARTNERS

         The following table shows the projected use of proceeds and estimated distribution for each unit of Limited Partnership Interests outstanding ("Units"). The exact amount of the proceeds available for distribution to the Limited Partners may be more or less than the estimate set forth below, depending on the outcome of the final accounting for the sale of the Partnership Assets. Factors which may affect the distribution to the Limited Partners include, but are not limited to, the final sales price for the Shopping Centers, legal fees in connection with the sale of the Shopping Centers and this solicitation, accounting fees, maintenance requirements of the Shopping Centers and the operation of the Shopping Centers pending closing of the sale of the Shopping Centers.

                        Use of Proceeds and Distribution
                                   (Estimated)

         Sales Price                                   $ 7,950,000       $ 7,500,000

         Cost of Sale                                     (314,000)         (300,000)
           (including real estate commissions
            payable to third parties, taxes
            legal, accounting, partnership
            termination expenses and contingency)

         Payoff of Outstanding Property Loans           (6,796,000)       (6,796,000)

         Other Assets, net of other Liabilities            122,000           122,000

         Net Proceeds                                      962,000           526,000

         Outstanding Units                                 333,577           333,577

         Estimated Distribution per Unit               $      2.88       $      1.57

         The original cost of a Unit was $20.00. On average, Limited Partners have already received $5.80 per Unit; however, the amount received varies among Limited Partners based upon the time at which each Limited Partner made his or her investment in the Partnership. To calculate the estimated amount of your total distribution upon the sale of the Partnership Assets at an aggregate purchase price of $7,950,000 and $7,500,000, respectively, divide your initial investment by $20.00 and multiply the result by the Estimated Distribution per Unit of $2.88 and $1.57. (Example: If you invested $10,000 in Units, your estimated total distribution upon a sale of the Partnership Assets at an aggregate purchase price of $7,950,000 would be $1,440, or $10,000/$20 = 500 Units x $2.88 = $1,440, and your estimated total distribution upon a sale of the Partnership's Assets at an aggregate purchase price of $7,500,000 would be $785, or $10,000/$20 = 500 Units x $1.57 = $785.)

         The above information constitutes only the best estimates of the Partnership's management as to the results of the proposed sale of the Partnership Assets and distribution to Limited Partners and, therefore, are subject to change. Actual results of the proposed sale of the Partnership Assets could differ substantially from such projections and there is no assurance that Limited Partners will receive the distribution estimated above upon the sale of the Partnership Assets.

                  EFFECT OF THE TRANSACTION ON LIMITED PARTNERS

         Pursuant to the terms of the Purchase Agreements, the total proceeds estimated to be received by the Partnership in connection with the sale of the Shopping Centers is $7,950,000. After payment of the outstanding debt of the Partnership and costs associated with the sale of the Shopping Centers, net proceeds from the sale of the Shopping Centers are estimated to be $962,000. The Partnership's adjusted basis in the Shopping Centers currently is estimated to be $8,543,565. Thus, the Partnership is expected to recognize a loss of approximately $593,565.00 as a result of the sale of the Shopping Centers. Since the Partnership is a partnership for federal and state income tax purposes, the Partnership will not be able to recognize the loss but such loss will be passed through to the Limited Partners in proportion to their ownership of the units in the Partnership. Thus, based on the foregoing estimates, each Unit will be allocated approximately $1.78 of loss arising from the sale of the Shopping Centers. The General Partner will provide further information as it becomes available.

         The General Partner is not in a position to advise the Limited Partners as to the effect of the sale of the Shopping Centers on an individual Limited Partner's federal, state, or local income tax liability, and each Limited Partner is encouraged to consult with its own income tax advisors to determine how the proposed transaction will affect it or its income tax liability.

                        INFORMATION CONCERNING THE OFFERS

         In December, 1997, the General Partner engaged Berkeley Capital Advisors, LLC, an independent real estate company, to solicit offers to purchase the Shopping Centers. Based on the offers received, the General Partner selected the highest offers for each property. As of the date of this Proxy Statement, the Partnership has executed a Purchase Agreement for each of the Shopping Centers with the offering parties, neither of whom is related to the Partnership. The purchase prices established in the Purchase Agreements are $3,850,000 for Plaza West and $4,100,000 for Cape Henry. Each of the prospective Purchase Agreements provides for the payment to an Escrow Agent of escrow or binder deposits, which deposits have been received and may be credited to the respective purchase prices. In addition, each of the Purchase Agreements provides for an inspection period during which time the prospective purchasers have the right to inspect the Shopping Centers and analyze their operations, and each Purchase Agreement requires the occurrence of certain events, including the approval of a Majority Interest of the Limited Partners, and the delivery of certain documents, in each case as conditions precedent to the closing of the sales. As of the date hereof, the inspection periods have not expired; nevertheless, the General Partner has no reason to believe that the conditions precedent to the sale of the Shopping Centers will not be fulfilled or that the Shopping Centers will not be sold substantially in accordance with the terms and conditions of the Purchase Agreements.

         In the event either or both of the Shopping Centers are not sold pursuant to the Purchase Agreements, the General Partner will solicit additional offers to purchase the Partnership Assets. The General Partner, however, will not accept an offer to purchase the Partnership Assets unless it, together with any other offers to purchase the Partnership Assets, provides for the sale of the Partnership Assets for cash consideration in the minimum aggregate amount of $7,500,000.


              CERTAIN CONDITIONS TO SALE OF THE PARTNERSHIP ASSETS

         Section 10.03 of the Partnership Agreement provides that the Limited Partners shall not exercise their voting rights to approve the sale of all or substantially all of the assets of the Partnership unless and until the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in interest of the Limited Partners, to the effect that the sale (i) is legal, (ii) may be effected without subjecting the Limited Partners to liability as General Partners under the North Carolina Revised Uniform Limited Partnership Act, and (iii) may be effected without changing the Partnership's status for tax purposes. Section 10.03 further provides that, for purposes of
Section 10.03, counsel will be deemed satisfactory to the Limited Partners if proposed by the General Partners and not disapproved in writing within 45 days by a majority in interest of the Limited Partners.

         The General Partner has engaged the services of Poyner & Spruill, L.L.P., Rocky Mount, North Carolina ("Poyner & Spruill"), to assist in the preparation of the proxy solicitation materials and to file the same, on behalf of the Partnership, with the Securities and Exchange Commission. The General Partner herein and hereby proposes to the Limited Partners that Poyner & Spruill also be engaged by the Partnership to render the aforesaid legal opinion, and the General Partner has engaged Poyner & Spruill, subject to disapproval by the Limited Partners, to render said opinion. Attached as Appendix A to this Proxy Statement is a copy of the opinion delivered by Poyner & Spruill to the Partnership in accordance with the provisions of Section 10.03. The General Partner does not intend to exercise the authority conferred by the Consents returned pursuant to the solicitation contained herein until a period of 45 days has expired from the date of this Proxy Statement. Unless the General Partner receives the written disapproval of a Majority Interest, Poyner & Spruill shall be deemed satisfactory to the Limited Partners and the General Partners shall consider the provisions of Section 10.03 to have been satisfied.

                     INFORMATION CONCERNING THE SOLICITATION

General

         The enclosed Consent is solicited on behalf of the General Partners of the Partnership. The Partnership's principal executive offices are located at 1021 Noell Lane, Rocky Mount, North Carolina 27802. The telephone number is
(252) 937-2800.

         These solicitation materials were mailed to the Limited Partners on or about May ___, 1998. The cost of this solicitation will be borne by the Partnership. Certain officers and directors of the General Partner may solicit consents personally or by telephone or telegram, without additional compensation.

Consent Required

         Approval of the proposal set forth in the accompanying Notice of Solicitation of Consents of Limited Partners and described herein requires the affirmative vote of a Majority Interest of the Partnership. Returning the Consent without indicating a choice will be deemed by the General Partner as CONSENT to the sale of the Shopping Centers. All Consents are required to be returned not later than the close of business on July ___, 1998, in order to be effective. Failure to return a Consent will have the effect of a vote against the proposal.

         Any Limited Partner who executes and delivers a Consent has the right to revoke it at any time before the authority conferred therein is exercised by the Partnership by filing with Douglas E. Anderson, Vice President and Secretary of the General Partner, an instrument revoking such Consent.

         Limited Partners of record at the close of business on May 6, 1998 (the "Record Date") are entitled to notice of the solicitation and to submit Consents. On May 6, 1998, there were 333,577.1215 outstanding Units held by 455 Limited Partners. No Limited Partner owned or controlled more than 5% of the Units as of the Record Date.

Effect of Approval

         If the proposal is approved by a Majority Interest of the Limited Partners and the Partnership Assets are sold pursuant to either or both of the Purchase Agreements, or, if one or both of the Partnership Assets is not sold pursuant to the Purchase Agreements, the Partnership receives a final offer to purchase the Partnership Assets for a minimum aggregate price of $7,500,000, and all conditions in connection with the closing of said offer are satisfied, the following transactions will occur:

                  (1) The Partnership will transfer ownership of the Shopping Centers to the purchasers in exchange for cash;

                  (2) The Partnership will prepay, in full, the outstanding principal balances of the mortgage loans encumbering the Shopping Centers (including prepayment penalties) of approximately $6,796,006;

                  (3) The Partnership will collect all accounts receivable due the Partnership and pay all other liabilities of the Partnership;

                  (4) The Partnership will distribute all remaining assets in complete liquidation of the Partnership; and

                  (5) The Partnership will file a Certificate of Cancellation with the Secretary of State of North Carolina.

Recommendation of the General Partner

         The General Partner believes that the proposed sale of the Partnership Assets pursuant to the terms and conditions of the Purchase Agreements, and the sale of the Partnership Assets for a minimum aggregate price of $7,500,000 in the event either or both of the Shopping Centers is not sold pursuant to the Purchase Agreements, followed by the complete liquidation of the Partnership, is in the best interests of the Partnership. The General Partner recommends that the Limited Partners execute Consents FOR the approval of the transaction proposed herein.

                              FINANCIAL STATEMENTS

         A copy of each of the Partnership's Annual Report on Form 10-K, without exhibits, for the fiscal year ended December 31, 1997, and the Partnership's Quarterly Report on Form 10-Q, without exhibits, for the quarterly period ended March 31, 1998, each as filed with the Securities and Exchange Commission, is enclosed herewith and incorporated herein by reference.

                                    By the General Partner


                                    ------------------------------------------
                                    Boddie Investment Company
                                    By: Douglas E. Anderson, Vice President

Dated: May ___, 1998
Rocky Mount, North Carolina

                                                                      APPENDIX A


                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
                      A NORTH CAROLINA LIMITED PARTNERSHIP

             NOTICE OF SOLICITATION OF CONSENTS OF LIMITED PARTNERS


         Retail Equity Partners Limited Partnership, a North Carolina limited partnership (the "Partnership"), hereby solicits from the Limited Partners of the Partnership (the "Limited Partners") written consent authorizing Boddie Investment Company, the General Partner of the Partnership (the "General Partner"), to sell Plaza West Shopping Center, Raleigh, North Carolina, and Cape Henry Plaza, Virginia Beach, Virginia (collectively, the "Partnership Assets") for a minimum aggregate purchase price of $7,500,000.00 pursuant to a transaction that will enable the Partnership to liquidate all liabilities of the Partnership. Because the Partnership Assets comprise substantially all of the assets of the Partnership, sale of the Partnership Assets will result in the automatic dissolution of the Partnership in accordance with the terms and conditions of the Agreement of Limited Partnership dated as of June 15, 1987 (the "Partnership Agreement").

         The proposal is more fully described in the Proxy Statement accompanying this Notice.

         Limited Partners of record at the close of business on May 6, 1998, are entitled to notice of the solicitation and to submit Consents.

         YOUR CONSENT IS IMPORTANT, REGARDLESS OF THE NUMBER OF LIMITED PARTNERSHIP INTERESTS YOU OWN. TO ASSURE THAT YOUR CONSENT WILL BE CONSIDERED, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE NO LATER THAN THE CLOSE OF BUSINESS ON MAY ___, 1998.

                                    By the General Partner


                                    ------------------------------------------
                                    Boddie Investment Company
                                    By: Douglas E. Anderson, Vice President
May ___, 1998

                                                                      APPENDIX B

                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
               1021 NOELL LANE, ROCKY MOUNT, NORTH CAROLINA 27802

                           CONSENT OF LIMITED PARTNERS

         The undersigned Limited Partner of Retail Equity Partners Limited Partnership (the "Partnership") hereby:

         ________ CONSENTS to the sale of Cape Henry Plaza and Plaza West Shopping Center, which constitute substantially all of the assets of the Partnership, for a minimum of $7,500,000, which will result in the automatic dissolution of the Partnership.


         ________ DOES NOT CONSENT to the sale of Cape Henry Plaza and Plaza West Shopping Center, which constitute substantially all of the assets of the Partnership, for a minimum of $7,500,000, which will result in the automatic dissolution of the Partnership.

Please indicate your choice by checking one of the above. Failure to indicate a choice will be deemed by the General Partner as CONSENT to the sale of the Partnership's assets.


                                    Date:
                                         --------------------------------------


                                    -------------------------------------------
                                    Name of Limited Partner (please print)


                                    -------------------------------------------
                                    Signature of Limited Partner


THIS CONSENT IS SOLICITED ON BEHALF
OF THE PARTNERSHIP BY THE GENERAL PARTNER
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE MARK, SIGN, DATE AND RETURN
THIS CONSENT PROMPTLY USING THE
ENCLOSED ENVELOPE.

                                                                      APPENDIX C


                    [Letterhead of Poyner & Spruill, L.L.P.]


Michael S. Colo
Direct Dial: 919/972-7105
Direct Fax:  919/972-7014
E-Mail: mscolo@poynerspruill.com



May 21, 1998


Retail Equity Partners Limited Partnership
c/o Boddie Investment Company, General Partner
1021 Noell Lane
Rocky Mount, North Carolina 27802

Gentlemen:

         The foregoing opinion is rendered pursuant to the provisions of Section
10.03 of the Agreement of Limited Partnership among the Limited Partners and General Partner (the "Partnership Agreement") of Retail Equity Partners Limited Partnership (the "Partnership"). Unless otherwise defined herein, capitalized terms shall have meanings ascribed to them in the Partnership Agreement.

         In rendering our opinion, we have (i) examined the Partnership Agreement, (ii) had discussions with management of the General Partner in connection with the transaction for which the consent of the Limited Partners of the Partnership is being solicited, (iii) reviewed applicable law, and (iv) examined such other laws and documents as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The sale of substantially all of the assets of the Partnership, in the manner contemplated by the Proxy Statement dated May __, 1998 (the "Proxy Statement"), resulting in the automatic dissolution of the Partnership, is legal;

         2. The sale of substantially all of the assets of the Partnership, in the manner contemplated by the Proxy Statement, may be effected without subjecting the Limited Partners and BAC holders to liability as general partners under North Carolina Revised Uniform Limited Partnership Act; and

         3. The sale of substantially all of the assets of the Partnership, in the manner contemplated by the Proxy Statement, can be effected without changing the Partnership's status for tax purposes.

Retail Equity Partners Limited Partnership
May 21, 1998
Page 2


         Please be advised that we are members of the Bar of the State of North Carolina and do not purport to be experts in the laws of any jurisdiction other than the State of North Carolina. Accordingly, this opinion is limited in all respects to the laws of the State of North Carolina and Federal law. This opinion is solely for the benefit of the Limited Partners and General Partner of the Partnership in connection with the transaction contemplated by the aforementioned Proxy Statement. It may not be otherwise distributed or relied upon by any person or quoted or reproduced, in whole or in part, in any document other than the aforementioned Proxy Statement, or filed with any governmental agency, except in connection with the aforementioned Proxy Statement, without our prior written consent.

         This opinion is specifically limited to the matters expressed herein, effective as of the date hereof. We assume no duty to inform you of any change in our opinion hereafter due to any change in law or facts which may hereafter occur or come to our attention.

         Kindest personal regards.

                                    Yours very truly

                                    [Poyner & Spruill, L.L.P.]



MSC/s

                                                                      APPENDIX D

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-K

[ X ]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
       OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended            DECEMBER 31, 1997     or
                           ------------------------------

[   ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
       OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____________ to _____________.

         Commission File Number   33-15427
                                  -------

                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

            North Carolina                                56-1590235
            --------------                                ----------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

3850 One First Union Center, Charlotte, NC                28202-6032
------------------------------------------                ----------
 (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code 704/944-0100
Securities registered pursuant to Section 12(b) of the Act:

       Title of each class           Name of each exchange on which registered:
Beneficial Assignment Certificates                        None
----------------------------------                        ----

        Securities registered pursuant to Section 12(g) of the Act: None

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                              ---    ---

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

         The aggregate market value of the voting stock held by non-affiliates of the Registrant at March 20, 1998, was not determinable (no active market).

         Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes X No
                          ---    ---

                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP

                                TABLE OF CONTENTS


      ITEM NO.                                                                       PAGE NO.
                       PART I
1                      Business                                                         3
2                      Properties                                                       4
3                      Legal Proceedings                                                4
4                      Submission of Matters to a Vote of Security Holders              4

                       PART II
5                      Market for Registrant's Common Equity and Related                5
                       Stockholder Matters
6                      Selected Financial Data                                          5
7                      Management's Discussion and Analysis of Financial                5
                       Condition and Results of Operation
8                      Financial Statements and Supplementary Data                      7
9                      Changes in and Disagreements With Accountants on                 7
                       Accounting and Financial Disclosure

                       PART III
10                     Directors and Executive Officers of the Registrant               8
11                     Executive Compensation                                           8
12                     Security Ownership of Certain Beneficial Owners and              8
                       Management
13                     Certain Relationships and Related Transactions                   8

                       PART IV
14                     Exhibits, Financial Statement Schedules, and Reports on         10
                       Form 8-K


Retail Equity Partners Limited Partnership                                     2

                                     PART I
ITEM 1.  BUSINESS

Retail Equity Partners Limited Partnership (the "Partnership") is a North Carolina limited partnership, which was organized in 1987 for the purpose of acquiring, holding, operating and managing three neighborhood shopping centers. The general partner of the Partnership is Boddie Investment Company ("BIC"), a North Carolina corporation.

The Partnership offered a minimum of 50,000 and a maximum of 1,000,000 Beneficial Assignment Certificates ("BACs") representing beneficial assignments of limited partnership interests at $20 per BAC on a best effort basis through Planned Management Company, the dealer/manager. The Partnership received aggregate subscription funds of $6,671,543, and the offering closed on April 2, 1990.

The Partnership made cash and leveraged investments in three neighborhood shopping centers located in Burlington, North Carolina (New Market Square), Raleigh, North Carolina (Plaza West), and Virginia Beach, Virginia (Cape Henry Plaza).

In October 1991, the ownership of New Market Square was transferred to New Market Square Limited Partnership ("NMS"), a newly formed partnership. The Partnership was the sole general partner holding a 99.99 percent interest in NMS. In February 1992, NMS filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. This action was taken after negotiations to refinance New Market Square's mortgage loan payable of $6,400,000 failed and alternative financing could not be obtained. NMS received court approval to continue normal operations. In May 1993, NMS successfully completed restructuring of the mortgage loan payable with the lender and emerged from bankruptcy. The principal balance of the mortgage loan was increased to $6,425,000, the additional $25,000 being attributed to legal fees incurred to restructure the loan. In May 1993, a $100,000 principal payment was due and paid.

In August 1994, Rose's Inc., an anchor tenant at New Market Square, renounced its lease pursuant to a Chapter 11 bankruptcy filing, vacated the rental space, and ceased making rental payments. Rose's filed a post petition rent claim against the Partnership, which was settled in February 1995 for $20,000. The Partnership filed a claim against Rose's for unpaid future rent. An agreement to fix the claim at $512,808 was reached in January 1995, and the claim was sold in March 1995 to an unrelated third party for an immediate cash payment of $82,049.

Due to the departure of Rose's, the Partnership was unable to generate sufficient cash flow to make full payments required under the NMS mortgage loan. The lender and the Partnership entered into a forbearance agreement under which NMS remitted to the lender net cash flow, after payment of monthly operating expenses. In June 1995, the forbearance agreement was terminated and the NMS mortgage loan was brought current by using substantially all of the Partnership's cash reserves. During the last half of 1995, BIC advanced the Partnership sufficient funds to cover operating shortfalls.

In February 1996, the New Market Square land, building and personal property were sold to an unrelated party for a contract price of $6,558,000, resulting in a net loss on sale of $499,000.

Cape Henry Plaza and Plaza West are currently held for sale. The general partner anticipates entering into contracts for sale of both properties in the near future.

PARTNERSHIP BUSINESS. Following the sale of New Market Square Shopping Center in February 1996, the Partnership continues to operate two shopping centers, Cape Henry and Plaza West. Rental revenue is derived from the leasing of shopping center space to approximately 24 tenants and from a ground lease to a bank for an out-parcel. The shopping centers are leased subject to net leases. Tenants reimburse the Partnership for substantially all common area maintenance and certain other costs incurred.


Retail Equity Partners Limited Partnership                                     3

Historically, a significant portion of rental revenue has been derived from anchor tenants for which leases extend to 2006. Major tenants (those leasing greater than 10 percent of total leasable space of 113,800 square feet) are as follows:

                                                                       Base Rental       Lease
         Tenant            Shopping Center          Square Feet         Revenue         Expires
---------------------------------------------------------------------------------------------------
Harris Teeter               Plaza West                25,000            $143,000          2006
Food Lion                   Cape Henry                33,000             180,000          2006

The Partnership's two properties are located in cities with strong economies and rapidly growing populations. The properties have been well maintained. Cape Henry Plaza was painted in 1995 and roof repairs were completed in 1996. The parking lot at Plaza West was repaved in 1997. With the completion of these repairs, the centers are in reasonably good physical condition.

Occupancy remains high at both centers. At December 31, 1997, occupancy was 97% at Cape Henry Plaza and 98% at Plaza West. Rental rates for local tenant renewals and new local tenant leases continue to improve at both properties. This improvement appears to be attributable to the combined effect of an improving economy, good locations and a lack of new construction of similar type centers.

As of March 20, 1998, the Partnership had no employees.


ITEM 2. PROPERTIES

Both properties are neighborhood shopping centers held subject to loans. The centers were constructed in 1986 and acquired by the Partnership in May 1988.

                                                                          Approx. Sq. Ft.
    Shopping Center Name                   Location                         Rental Space
-----------------------------------------------------------------------------------------
Plaza West                          Raleigh, North Carolina                    63,800
Cape Henry Plaza                    Virginia Beach, Virginia                   50,000

Summary information regarding occupancy rates is as follows:

                                       As of December 31
                              1997              1996             1995
----------------------------------------------------------------------
Plaza West                    98%               100%             100%
Cape Henry Plaza              97%               100%             100%


ITEM 3. LEGAL PROCEEDINGS

The Partnership was not a party to any material pending legal proceedings.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of the security holders during the fourth quarter of fiscal year 1997.


Retail Equity Partners Limited Partnership                                     4

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S BENEFICIAL ASSIGNMENT CERTIFICATES AND RELATED MATTERS

The Partnership received aggregate subscription funds of $6,671,543 for 333,577 beneficial assignment certificates ("BACs") from approximately 480 investors. There is currently no established public trading market for the BACs. The Partnership is unaware of any secondary market for its securities.

During second quarter 1996, the Partnership made a distribution in the amount of $297,985 to the limited partners. This distribution consisted entirely of return of capital, and was funded from the net proceeds of the sale of New Market Square less amounts required to maintain adequate operating reserves. Further distributions have been suspended until such time that property operations allow. No distributions were made in 1997 or 1995.


ITEM 6. SELECTED FINANCIAL DATA

                                                            For the years ended December 31
                                         1997            1996 (1)         1995 (2)           1994               1993
------------------------------------------------------------------------------------------------------------------------
Operating Data
Rental revenue                        $1,032,474       $1,095,417       $ 1,632,519       $ 1,767,669       $ 1,811,601
Net loss                                 (76,500)        (150,488)         (828,548)         (269,830)         (277,204)

Net loss per BAC                           (0.23)           (0.45)            (2.46)            (0.80)            (0.82)
Distributions per BAC (3)                    .00              .00               .00               .00               .00

Balance Sheet Data (at year end)
Total assets                           6,348,223        6,490,838        13,029,394        14,116,654        14,493,681
Notes payable                          6,812,467        6,874,644        12,797,111        13,060,575        13,266,616

(1) New Market Square Shopping Center was sold to an unrelated third party in February 1996.

(2) In 1995 the Partnership recorded a charge of $510,000 to reduce the recorded basis of the New Market Square Shopping Center property to estimated net realizable value.

(3) Under generally accepted accounting principles, distributions have consisted entirely of return of capital.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion contains forward-looking statements within the meaning of Federal securities law. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. Although management believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors such as general economic conditions, local real estate conditions, or weather conditions that might cause a difference between actual results and those forward-looking statements. This discussion should be read in conjunction with the Financial Statements and Notes thereto included in Item 14 of this Annual Report.


Retail Equity Partners Limited Partnership                                     5

RESULTS OF OPERATIONS

REVENUES. Rental revenues in 1997 decreased by 6% from 1996, primarily attributable to the sale of New Market Square in February 1996. Rental revenues in 1996 decreased by 38% from 1995, again primarily attributable to the sale of New Market Square in February 1996. Although rental revenues in total decreased, revenues at the two centers owned throughout the three years, Cape Henry and Plaza West, were consistent in 1997 compared to 1996, and increased by 4% in 1996 compared to 1995. Occupancy levels at Cape Henry and Plaza West have remained consistently high.

In 1995 the Partnership recognized approximately $82,000 in other income related to the sale of its claim against Rose's for unpaid future rent. There were no other significant income items in 1997, 1996 or 1995.

EXPENSES. Decreases in operating expenses in 1997 compared to 1996, and in 1996 compared to 1995, generally reflect the impact of the sale of New Market Square. For the two centers owned throughout the three years, operating expenses decreased by 10% in 1997 compared to 1996, primarily due to repairs at Plaza West in 1996. For these two centers, 1996 operating expenses increased approximately 20% compared to 1995 (this increase also reflects the impact of repairs at Plaza West in 1996). Depreciation and amortization were generally unchanged in 1997 compared to 1996. The decrease in depreciation and amortization in 1996 compared to 1995 reflects the impact of sale of New Market Square. The decrease in interest expense in 1997 compared to 1996, and the decrease in 1996 compared to 1995, was again attributable to the sale of New Market Square.

In late December 1995, the Partnership entered into an agreement to sell New Market Square Shopping Center which was completed in February 1996. In conjunction with this sale, the Partnership recorded a provision of $510,000 in 1995 (subsequently reduced by $11,000 in 1996) to reduce the recorded net book value of New Market Square assets to estimated net realizable value (contract sale price of $6,558,000 less direct costs of the sale totaling approximately $214,000). (See discussion of New Market Square in Notes to Financial Statements included in Item 14 of this Annual Report.)

SUMMARY RESULTS OF OPERATIONS. The consolidated statements of operations include the operations of NMS through February 1996. Decreases in revenues and expenses in 1996 compared to 1995 generally reflect the effect of the sale of New Market Square Shopping Center in early February. Summary operating results of Cape Henry Plaza and Plaza West shopping centers are as follows:

                              1997             1996             1995
                           --------------------------------------------
Revenue
   Rental revenue          $1,032,474       $1,031,987       $  993,566
   Interest                     9,205            8,527            5,903
                           --------------------------------------------
                            1,041,679        1,040,514          999,469

Expenses
   Operating expenses         284,543          314,558          261,708
   Depreciation               181,610          177,400          177,534
   Amortization                19,194           19,194           19,194
   Interest                   632,832          638,349          643,379
                           --------------------------------------------
                            1,118,179        1,149,501        1,101,815
                           --------------------------------------------

Net loss                   $  (76,500)      $ (108,987)      $ (102,346)
                           ============================================


Retail Equity Partners Limited Partnership                                     6

LIQUIDITY AND CAPITAL RESOURCES

The two remaining shopping centers continue to generate nominal positive cash flow from operations. The leases held by the Partnership are generally long-term, with substantially all increases in operating expenses, taxes and insurance passed through to, and paid by, tenants. Additionally, most leases include built-in rent increases based on changes in the consumer price index or percentage rents based on total sales. Although the Partnership currently generates sufficient cash flow to meet its immediate operating and capital needs, virtually any adverse development, such as the loss of a major tenant, the loss of multiple smaller tenants, or the failure of a significant tenant to pay rent, could create a material deficiency in the Partnership's short-term liquidity. In addition, the Partnership may not generate sufficient cash flow to make significant repairs, improvements or modifications to the centers should such needs arise.

In January 1998, Cape Henry Plaza and Plaza West were listed for sale. The general partner is currently evaluating numerous offers that have been received, and anticipates entering into contracts for sale of both centers in the near future. In the event the properties are sold, the general partner does not believe that the sale will result in sufficient funds, after repayment of the first mortgage loans, to allow for more than nominal distributions to investors.

The Partnership's two mortgage loans mature in August 1998. In the event the Partnership's properties have not been sold prior to that date, the Partnership will be required to refinance these loans. The general partner can offer no assurance that, at that time, replacement financing will be obtainable.

During 1997 the Partnership made capital repairs to Plaza West totaling approximately $115,000. A distribution of approximately $298,000 was made to the limited partners in 1996 from the net proceeds of the sale of New Market Square. The Partnership made no distributions in 1997 or 1995. Distributions have been suspended until property operations allow.


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements and supplementary data are listed under Item 14(a) and filed as part of this Annual Report on the pages indicated.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


Retail Equity Partners Limited Partnership                                     7

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The Partnership has no directors or executive officers. The Partnership Agreement provides that the management of the affairs of the Partnership and the administration of its day-to-day operations will be performed solely by the general partner. From the inception of the Partnership until April 14, 1994, the general partner was BT Venture Partners ("BTVP"), a North Carolina general partnership formed in June 1985. The two general partners of BTVP were Boddie Investment Company ("BIC"), a North Carolina corporation, and Tom G. Thornburg ("Thornburg"). In April 1994 BIC purchased Thornburg's interest in BTVP and certain affiliated partnerships and corporations. In conjunction with this transaction, BIC became the general partner of the Partnership as of April 14, 1994.

BIC was formed in June 1985 to engage in the business of real estate investment.
B. Mayo Boddie and Nicholas B. Boddie own all of the outstanding shares of capital stock of BIC and are its only directors. Biographical information concerning the officers of BIC is set forth below.

B. Mayo Boddie, age 68, President of BIC, together with his brother, Nicholas B. Boddie, and their late uncle, Carleton Noell, founded Boddie-Noell Enterprises, Inc. ("Enterprises") in 1961. Enterprises, which is headquartered in Rocky Mount, North Carolina, is the largest privately owned, and the second largest, franchisee of Hardee's Restaurants in the United States. Enterprises owns and operates approximately 365 Hardee's Restaurants. B. Mayo Boddie is chairman of the board of Enterprises. Mr. Boddie serves as a director of First Union National Bank of North Carolina. He attended the University of North Carolina at Chapel Hill.

Nicholas B. Boddie, age 70, a Vice President of BIC, is vice chairman and a director of Enterprises. He is a director of First Union National Bank of Rocky Mount. Mr. Boddie attended the University of North Carolina at Chapel Hill.

Douglas E. Anderson, age 50, a Vice President and Secretary of BIC, has been with Enterprises since 1977 and is currently executive vice president, secretary and a director of that company. Mr. Anderson is also president of BNE Land and Development Company, a division of Enterprises, and is Vice President of Boddie-Noell Properties, Inc., a real estate investment trust traded on the American Stock Exchange. He serves as a director of Wachovia Bank of Rocky Mount, North Carolina. He presently serves on the Executive Committee for the UNC Educational Foundation at Chapel Hill. Mr. Anderson holds a BS degree from the University of North Carolina at Chapel Hill.

W. Craig Worthy, age 45, Treasurer of BIC, has been with Enterprises since 1979 and is currently senior vice president and chief financial officer of that company. He serves as a director of First Union National Bank of Rocky Mount, North Carolina. He received a BA degree from the University of Virginia in 1974 and a Master of Accountancy and of Business Administration from the University of South Carolina.


ITEM 11.  EXECUTIVE COMPENSATION

During the year ended December 31, 1997, the Partnership paid no compensation to the general partner or to the executive officers, directors or partners of its affiliates.


Retail Equity Partners Limited Partnership                                     8

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There are no BAC owners with a 5 percent or greater ownership interest.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The general partner of the Partnership is BIC, a North Carolina corporation. See
Item 10, Directors and Executive Officers of the Registrant for information concerning BIC.

BNP Management, Inc. is engaged by the Partnership to provide management and certain leasing services for its shopping centers. Certain officers and directors of BIC are also officers and directors of BNP Management, Inc. Management and partnership administration fees totaling approximately $55,000 were paid to BNP Management, Inc. during 1997. In addition, the Partnership reimbursed BNP Management, Inc. for certain administrative costs in the amount of approximately $12,000.

The general partner, subject to audit by independent public accountants, maintains the books and records of the Partnership. Purchasers of BACs have no right to participate in the management of the Partnership. It is not intended that there will be annual meetings of investors.

The Partnership relies on BIC and BNP Management, Inc. for day-to-day management. BIC and BNP Management, Inc. believe they have sufficient personnel to be fully capable of discharging their responsibility to all partnerships or groups to which they are responsible. BIC and BNP Management, Inc. have conflicts of interest in allocating management time, services and other functions among affiliated publicly held and privately held entities and other partnerships or ventures that it may organize. The partners, officers, and directors of BIC and BNP Management, Inc. will devote only such time to the affairs of the Partnership as they, within their sole discretion exercised in good faith, determine to be necessary to carry out their obligations under the Partnership Agreement.


Retail Equity Partners Limited Partnership                                     9

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) 1. and 2. Financial Statements and Schedules

The financial statements and schedules listed below are filed as part of this Annual Report on the pages indicated.

                          INDEX TO FINANCIAL STATEMENTS

                                      PAGE

Financial Statements and Notes:
   Reports of Independent Accountants                                               12
   Consolidated Balance Sheets as of December 31, 1997 and 1996                     14
   Consolidated Statements of Operations for the Years Ended December 31, 1997,
    1996 and 1995                                                                   15
   Consolidated Statements of Partners' Deficit for the Years                       16
    Ended December 31, 1997, 1996 and 1995
   Consolidated Statements of Cash Flows for the Years Ended December 31, 1997,
     1996 and 1995                                                                  17
   Notes to Consolidated Financial Statements                                       18
Schedules:
   Schedule III - Real Estate and Accumulated Depreciation                          26

The financial statements and schedule are filed as part of this Annual Report. All other schedules are omitted because they are not applicable or the required information is included in the financial statements or notes thereto.

(a) 3. Exhibits

The registrant agrees to furnish a copy of all agreements related to long-term debt upon request of the Commission.

     Exhibit No.
         2* Plan for Reorganization and Disclosure Statement, a Motion seeking authority to make post-petition expenditures and certain other related filings (filed as Exhibit 29(e) to the Partnership 8-K filing dated February 14, 1992, and incorporated herein by reference)

         4*       Retail Equity Partners Limited Partnership Agreement (filed as
                  Exhibit 4 to the Partnership's Registration Statement (File
                  No. 33-15427) on Form S-11 and incorporated herein by reference)

         27       Financial Data Schedule (electronic filing)

* Incorporated herein by reference

(b) Reports on Form 8-K:

     None


Retail Equity Partners Limited Partnership                                    10

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    RETAIL EQUITY PARTNERS
                                    LIMITED PARTNERSHIP
                                    (Registrant)

                                    By:   Boddie Investment Company
                                          General Partner




March 24, 1998                      /s/ Philip S. Payne
                                    ------------------------
Philip S. Payne
                                    (Duly authorized agent)


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.





     /s/ B. Mayo Boddie                    Director            March 24, 1998
--------------------------------
B. Mayo Boddie





     /s/ Nicholas B. Boddie                Director            March 24, 1998
--------------------------------
Nicholas B. Boddie




Retail Equity Partners Limited Partnership                                    11

                         REPORT OF INDEPENDENT AUDITORS



To the Partners of
   Retail Equity Partners Limited Partnership

We have audited the accompanying consolidated balance sheets of Retail Equity Partners Limited Partnership as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in partners' deficit and cash flows for the years then ended. Our audits also included the financial statement schedule as of and for the years ended December 31, 1997 and 1996 listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Retail Equity Partners Limited Partnership as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule as of and for the years ended December 31, 1997 and 1996 when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 6 to the financial statements, the Partnership's recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 6. The 1997 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP
Raleigh, North Carolina
February 4, 1998



Retail Equity Partners Limited Partnership                                    12

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Retail Equity Partners Limited Partnership:

We have audited the accompanying consolidated statements of operations, changes in partners' deficit and cash flows of Retail Equity Partners Limited Partnership (a North Carolina limited partnership) for the year ended December 31, 1995. These financial statements are the responsibility of the managing general partner. Our responsibility is to express an opinion on those financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Retail Equity Partners Limited Partnership for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                             /s/ Arthur Andersen LLP


Charlotte, North Carolina,
   February 8, 1996


Retail Equity Partners Limited Partnership                                    13

                   Retail Equity Partners Limited Partnership

                           Consolidated Balance Sheets


                                                                            DECEMBER 31
                                                                        1997            1996
                                                                    ----------------------------
ASSETS
Investments in shopping centers:
   Land                                                             $       --       $ 2,094,634
   Buildings and improvements                                               --         5,795,381
   Personal property                                                        --            32,181
   Less accumulated depreciation                                            --        (1,697,749)
                                                                    ----------------------------
                                                                            --         6,224,447
Cash and cash equivalents                                               76,863           119,440
Restricted cash - tenant security deposits                              22,243            25,407
Accounts receivable                                                     51,621            63,925
Prepaids and other assets                                               30,154            28,625
Deferred cost, net of amortization of $182,142 in 1997
   and $162,948 in 1996                                                  9,800            28,994
Property held for sale                                               6,157,542                --
                                                                    ----------------------------
Total assets                                                        $6,348,223       $ 6,490,838
                                                                    ============================

LIABILITIES AND PARTNERS' DEFICIT
Mortgage loans payable                                              $6,812,467       $ 6,874,644
Trade accounts payable and accrued expenses                             52,522            52,992
Prepaid rents and tenant security deposits                              19,949            23,417
                                                                    ----------------------------
Total liabilities                                                    6,884,938         6,951,053

Partners' deficit:
   Limited partners                                                   (468,604)         (392,869)
   General partner                                                     (68,111)          (67,346)
                                                                    ----------------------------
Total partners' deficit                                               (536,715)         (460,215)
                                                                    ----------------------------
Total liabilities and partners' deficit                             $6,348,223       $ 6,490,838
                                                                    ============================


See accompanying notes.



Retail Equity Partners Limited Partnership                                    14

                   Retail Equity Partners Limited Partnership

                      Consolidated Statements of Operations


                                                                     YEAR ENDED DECEMBER 31
                                                             1997             1996             1995
                                                          --------------------------------------------
Revenue:
   Rental revenue                                         $1,032,474       $1,095,417       $1,632,519
   Interest                                                    9,205           12,934            9,205
   Other income                                                   --               --           82,049
                                                          --------------------------------------------
                                                           1,041,679        1,108,351        1,723,773

Expenses:
   Property operations                                        91,533          153,514          193,793
   General and administrative                                 39,226           31,841           55,496
   Property taxes and insurance                               98,482          101,743          163,824
   Management fees                                            55,302           58,682           51,330
   Depreciation                                              181,610          177,400          392,188
   Amortization                                               19,194           20,782           31,884
   Interest                                                  632,832          696,171        1,153,806
   Provision for loss on sale of New Market Square
     Shopping Center                                              --          (11,457)         510,000
                                                          --------------------------------------------
                                                           1,118,179        1,228,676        2,552,321
                                                          --------------------------------------------

Loss before extraordinary item                               (76,500)        (120,325)        (828,548)
Extraordinary item - loss on extinguishment of debt
                                                                  --          (30,163)              --
                                                          --------------------------------------------

Net loss                                                  $  (76,500)      $ (150,488)      $ (828,548)
                                                          ============================================

Net loss allocated to limited partners (99%)              $  (75,735)      $ (148,983)      $ (820,263)
                                                          ============================================

Net loss allocated to general partner (1%)                $     (765)      $   (1,505)      $   (8,285)
                                                          ============================================

Net loss per limited partnership unit                     $    (0.23)      $    (0.45)      $    (2.46)
                                                          ============================================

Weighted average number of limited partnership units
   outstanding                                               333,577          333,577          333,577
                                                          ============================================


See accompanying notes.


Retail Equity Partners Limited Partnership                                    15

                   Retail Equity Partners Limited Partnership

                  Consolidated Statements of Partners' Deficit


                                          LIMITED         GENERAL
                                          PARTNERS        PARTNER         TOTAL
                                         ----------------------------------------
Balance at December 31, 1994             $ 874,362       $(57,556)      $ 816,806
   Net loss                               (820,263)        (8,285)       (828,548)
                                         ----------------------------------------
Balance at December 31, 1995                54,099        (65,841)        (11,742)
   Distribution to limited partners       (297,985)            --        (297,985)
   Net loss                               (148,983)        (1,505)       (150,488)
                                         ----------------------------------------
Balance at December 31, 1996              (392,869)       (67,346)       (460,215)
   Net loss                                (75,735)          (765)        (76,500)
                                         ----------------------------------------
Balance at December 31, 1997             $(468,604)      $(68,111)      $(536,715)
                                         ========================================


See accompanying notes.



Retail Equity Partners Limited Partnership                                    16

                   Retail Equity Partners Limited Partnership

                      Consolidated Statements of Cash Flows


                                                                              YEAR ENDING DECEMBER 31
                                                                       1997            1996             1995
                                                                    -------------------------------------------
OPERATING ACTIVITIES
Net loss                                                            $ (76,500)      $  (150,488)      $(828,548)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
     Depreciation and amortization                                    200,804           198,182         424,072
     Extraordinary item - loss on early extinguishment of debt             --            30,163              --
     Provision for loss on sale of New Market Square                       --           (11,457)        510,000
     Changes in operating assets and liabilities:
     Accounts receivable                                               12,304            49,215          10,295
     Prepaids and other assets                                         (1,529)            7,468          15,263
     Trade accounts payable and accrued expenses                         (470)          (53,335)        (72,302)
     Prepaid rent and tenant security deposits                           (304)           (3,147)         (9,334)
     Accrued interest due to affiliates                                    --            (1,846)          1,846
                                                                    -------------------------------------------
Net cash provided by operating activities                             134,305            64,755          51,292

INVESTING ACTIVITIES
Proceeds from sale of New Market Square                                    --         6,363,400              --
Additions to shopping center properties                              (114,705)          (25,730)             --
                                                                    -------------------------------------------
Net cash (used in) provided by investing activities                  (114,705)        6,337,670              --

FINANCING ACTIVITIES
Payments of long-term debt                                            (62,177)       (5,922,467)       (263,464)
Distribution to limited partners                                           --          (297,985)             --
Advances from (repayments to) general partner                              --           (79,000)         79,000
                                                                    -------------------------------------------
Net cash used in financing activities                                 (62,177)       (6,299,452)       (184,464)
                                                                    -------------------------------------------

Net (decrease) increase in cash and cash equivalents                  (42,577)          102,973        (133,172)
Cash and cash equivalents at beginning of year                        119,440            16,467         149,639
                                                                    -------------------------------------------
Cash and cash equivalents at end of year                            $  76,863       $   119,440       $  16,467
                                                                    ===========================================



See accompanying notes.



Retail Equity Partners Limited Partnership                                    17

                   Retail Equity Partners Limited Partnership

                   Notes to Consolidated Financial Statements

                                December 31, 1997



1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Retail Equity Partners Limited Partnership (the "Partnership") is a North Carolina limited partnership formed to acquire, hold, operate and manage three neighborhood shopping centers. In October 1991 the ownership of one of the shopping centers was transferred to a newly formed partnership, New Market Square Limited Partnership ("NMS"), which was 99.99 percent owned by the Partnership. In 1996, NMS was sold to an unrelated third party (see Note 5). The financial statements for the two years ended December 31, 1996 include the accounts of NMS, and all significant intercompany accounts and transactions have been eliminated.

Under the terms of the partnership agreement, net income (loss) and cash distributions from operations are allocated 99 percent to the limited partners and 1 percent to the general partner. When the limited partners have received distributions equal to their equity contributions plus a priority return (as defined), any further taxable income, losses or distributions will be allocated 90 percent to the limited partners and 10 percent to the general partner. Upon the sale or refinancing of the Partnership property, the partnership agreement specifies certain allocations of net proceeds.

RENTAL REVENUE AND EXPENSES

Rental revenue is derived from the leasing of shopping center space and from a ground lease for an out-parcel. Fixed rental amounts are recorded as they accrue under the terms of each lease. Contingent rents based on tenants' sales or future changes in the Consumer Price Index are recorded at the time such amounts are both determinable and due under the terms of related leases. There was no contingent rental income earned in 1997, 1996 or 1995. The shopping centers are leased subject to net leases. Tenants reimburse the Partnership for common area maintenance and certain other expenses incurred.

PROPERTY

All property to be held and used is stated at cost. Buildings are depreciated on a straight-line basis over the estimated useful life of 33 years. Capitalized building improvements and personal property are depreciated using an accelerated method over 15 years and 7 years, respectively. Repairs and maintenance costs are expensed as incurred. Property held for sale is stated at the lower of cost or fair value.



Retail Equity Partners Limited Partnership                                    18

                   Retail Equity Partners Limited Partnership

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW MARKET SQUARE SHOPPING CENTER

The New Market Square Shopping Center land, building and personal property were sold to an unrelated party in February 1996.

CASH AND CASH EQUIVALENTS

The Partnership considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

DEFERRED COSTS

Financing costs have been capitalized and are amortized over the term of the related mortgages. Leasing commissions are capitalized and amortized over related lease terms.

SYNDICATION AND OFFERING COSTS

Fees related to the sale of limited partnership units were charged against partners' equity. These fees included various legal and accounting services and sales commissions.

INCOME TAXES

Under current income tax laws, income or loss of the Partnership is included in the income tax returns of the partners. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements. The tax returns of the Partnership are subject to examination by federal and state taxing authorities. If such examinations occur and result in changes with respect to the partnership qualification or in changes to partnership income or loss, the tax liability of the partners would be changed accordingly.



Retail Equity Partners Limited Partnership                                    19

                   Retail Equity Partners Limited Partnership

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions are used by the Partnership in estimating its fair value disclosures for financial instruments.

Cash and Cash Equivalents: The carrying amount reported on the balance sheet for cash and cash equivalents approximates fair value.

Notes Payable: The fair value of the Partnership's fixed rate mortgage notes is estimated using discounted cash flow analysis based on estimated incremental borrowing rates. The carrying amounts of the Partnership's borrowings under notes payable approximate fair value at December 31, 1997.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Depreciation amounts included in these financial statements reflect management's estimate of the life and related depreciation rates for rental properties. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain amounts in the 1995 financial statements have been reclassified to conform to the 1997 and 1996 presentation. These reclassifications had no effect on net income or partners' deficit as previously reported.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") and No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which are both effective for fiscal years beginning after December 15, 1997. SFAS 130 addresses reporting amounts of other comprehensive income and SFAS 131 addresses reporting segment information. The Partnership does not believe that the adoption of these new standards will have a material impact on its financial statements.



Retail Equity Partners Limited Partnership                                    20

                   Retail Equity Partners Limited Partnership

2. PROPERTY HELD FOR SALE

In 1997, the Partnership transferred all investments in shopping centers to property held for sale (see Note 6). Property held for sale at December 31, 1997, includes the following:

                                                                                APPROXIMATE
                                                                                SQUARE FEET
        SHOPPING CENTER NAME                         LOCATION                   RENTAL SPACE
----------------------------------------------------------------------------------------------
Cape Henry Plaza                             Virginia Beach, Virginia              50,000
Plaza West                                   Raleigh, North Carolina               63,800

Approximately 35 percent of rental revenue at these two properties is derived from two anchor tenants for which leases extend to 2006. Annual base rental revenue from these two major tenants was approximately $180,000 and $143,000, respectively in 1997, 1996 and 1995.

Minimum future rentals on noncancelable operating leases, excluding reimbursement of operating expenses and contingent rent, in effect as of December 31, 1997, are as follows:

         1998                                          $  862,100
         1999                                             817,400
         2000                                             795,000
         2001                                             682,400
         2002                                             459,700
         Thereafter                                     1,638,600
                                                       ----------
                                                       $5,255,200
                                                       ==========



Retail Equity Partners Limited Partnership                                    21

                   Retail Equity Partners Limited Partnership

3.  MORTGAGE LOANS PAYABLE

Mortgage loans payable at December 31 consist of the following:

                                                                                         1997            1996
                                                                                      ----------      ----------
Mortgage loan payable to a financial institution, collateralized by Cape Henry
   Plaza assets; principal and interest at 9.25% payable in monthly installments of $29,370 with outstanding balance due August 1998. Prepayment penalty is the greater of 1% of outstanding principal balance or an amount calculated based on annual yield of U.S. government securities, as defined
                                                                                      $3,452,165      $3,483,673

Mortgage loan payable to a financial institution, collateralized by Plaza West assets; principal and interest at 9.25% payable in monthly installments of
   $28,588 with outstanding balance due August 1998. Prepayment penalty is the greater of 1% of outstanding principal balance or an amount calculated based
   on annual yield of U.S. government securities, as defined                           3,360,302       3,390,971
                                                                                      ==========      ==========
                                                                                      $6,812,467      $6,874,644
                                                                                      ==========      ==========

Scheduled principal payments on mortgage loans are as follows:

      1998                                            $6,812,467
                                                      ==========
                                                      $6,812,467
                                                      ==========

Interest payments totaled approximately $633,300, $742,400, and $1,203,300, in 1997, 1996, and 1995, respectively.


Retail Equity Partners Limited Partnership                                    22

                   Retail Equity Partners Limited Partnership

4. TRANSACTIONS WITH AFFILIATES

The general partner in the Partnership is Boddie Investment Company ("BIC"). BNP Management, Inc. serves as management agent of the rental property and Partnership matters. Certain officers of BIC are also officers of BNP Management, Inc.

During 1995, BIC made advances to the Partnership totaling $79,000, which were repaid in 1996. Such advances accrued interest at the prime rate.

The Partnership is charged a property management fee of 3 percent of gross collections, as defined. In 1997 and 1996 the Partnership was also charged a partnership administration fee of $24,000. In addition, the management agent allocates certain costs to the Partnership totaling $12,000 in 1997, 1996 and 1995. Operating expenses paid on behalf of the Partnership are reimbursed on a monthly basis.

5. NEW MARKET SQUARE LIMITED PARTNERSHIP

In February 1992 NMS filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. NMS received court approval to continue normal operations. In May 1993 NMS successfully completed its restructuring of the mortgage loan payable with the lender and emerged from bankruptcy.

During August 1994 a major tenant at NMS, Rose's Inc., renounced its lease pursuant to its Chapter 11 bankruptcy filing, vacated the rental space and ceased making rental payments. Rose's filed a claim against the Partnership in the amount of $45,743 for rent which it claimed was paid improperly after the filing of its bankruptcy petition. In February 1995 the Partnership paid Rose's $20,000 in settlement of the claim for payment of post petition rent. In addition, the Partnership settled and sold its claim against Rose's for unpaid future rent for the net amount of $82,000, with proceeds paid to the mortgage lender applied against principal and interest in arrears.

Subsequent to Rose's vacating its rental space, NMS was unable to fund the required debt service on the mortgage loan secured by its assets. As a result, the lender and general partner entered into a forbearance agreement under which NMS paid the lender net cash flow, as defined, in lieu of the principal and interest requirement of the original note. In June 1995 the forbearance agreement was terminated and the NMS mortgage loan was brought current by using substantially all of the Partnership's cash reserves.



Retail Equity Partners Limited Partnership                                    23

                   Retail Equity Partners Limited Partnership

5. NEW MARKET SQUARE LIMITED PARTNERSHIP (CONTINUED)

New Market Square Shopping Center was subsequently sold to an unrelated third party on February 8, 1996, for a contract price of $6,558,000. Direct costs of the sale totaled approximately $214,000.

Proceeds from the sale were used to pay off the mortgage loan secured by the assets of New Market Square Shopping Center. The Partnership also recorded an extraordinary loss of $30,163 consisting of the write-off of deferred financing costs related to that mortgage loan.

NMS was dissolved effective July 31, 1996. During 1996 the partnership made a distribution to the limited partners totaling $297,985 from proceeds of the sale of New Market Square Shopping Center.

Results of operations of NMS were as follows:

                                                           1996            1995
                                                         -------------------------
Revenue:
   Rental revenue                                        $ 63,430       $  638,953
   Interest                                                 4,407            3,302
   Net proceeds, sale of Rose's claim                          --           82,049
                                                         -------------------------
                                                           67,837          724,304

Expenses:
   Property operations                                     18,571           84,944
   General and administrative                               1,665           24,169
   Property taxes and insurance                             7,155           72,253
   Management fees                                          3,831           21,369
   Depreciation                                                --          214,654
   Amortization                                             1,588           12,690
   Interest                                                57,822          510,427
   Provision for loss on sale of New Market Square
     Shopping Center                                      (11,457)         510,000
                                                         -------------------------
                                                           79,175        1,450,506
                                                         -------------------------
Loss before extraordinary item                            (11,338)        (726,202)
Extraordinary item - loss on extinguishment of debt       (30,163)              --
                                                         -------------------------

Net loss                                                 $(41,501)      $ (726,202)
                                                         =========================



Retail Equity Partners Limited Partnership                                    24

                   Retail Equity Partners Limited Partnership

6. LIQUIDITY

The accompanying financial statements have been prepared assuming the Partnership will continue as a going concern. The Partnership's mortgage loans totaling $6.8 million mature in August 1998. In light of the Partnership's current projected earnings and cash flow, management believes the Partnership has the financial resources to maintain its current level of operations until the August 1998 mortgage loans are due. However, cash generated from operations alone will not be sufficient to repay the $6.8 million in August 1998, without proceeds from the sale of assets or a refinancing or restructuring of the mortgage loans prior to such date.

The properties are held for sale, and it is the intent of the general partner to consummate a sale of the properties to the highest bidder prior to the maturity date of the mortgage loans. Proceeds from the sale will be used to repay the mortgage loans and liquidate the Partnership. The net proceeds from the disposition are expected to exceed the current carrying value. If the Partnership does not make the August 1998 mortgage loan payment, it will be unable to continue its normal operations, and will be required to file bankruptcy.


Retail Equity Partners Limited Partnership                                    25

Insert Schedule III here







Retail Equity Partners Limited Partnership                                    26

                                INDEX TO EXHIBITS


     Exhibit No.                                                                      Page
         2*       Plan for Reorganization and Disclosure Statement, a Motion
                  seeking authority to make post-petition expenditures and
                  certain other related filings (filed as Exhibit 29(e) to the
                  Partnership 8-K filing dated February 14, 1992, and
                  incorporated herein by reference)

         4*       Retail Equity Partners Limited Partnership Agreement (filed as
                  Exhibit 4 to the Partnership's Registration Statement (File
                  No. 33-15427) on Form S-11 and incorporated herein by reference)

         27       Financial Data Schedule (electronic filing)


* Incorporated herein by reference




Retail Equity Partners Limited Partnership                                    27

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 10-Q

[X]    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
       OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended MARCH 31, 1998
                               --------------

                                       OR

[  ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
       OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to ___________

Commission file number: 33-15427


                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)

North Carolina                                               56-1590235
--------------                                               ----------
State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization                                Identification No.)

              3850 One First Union Center, Charlotte, NC 28202-6032
              -----------------------------------------------------
               (Address of principal executive offices)  (Zip Code)

                                  704/944-0100
                                  ------------
                         (Registrant's telephone number)


      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                              ---    ---

      Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes X No
                          ---    ---

                                TABLE OF CONTENTS


      ITEM NO.                                                             PAGE NO.
                       PART I - FINANCIAL INFORMATION
1                      Financial Statements                                   3
2                      Management's Discussion and Analysis of Financial      8
                       Condition and Results of Operations

                       PART II - OTHER INFORMATION
6                      Exhibits and Reports on Form 8-K                       9



Retail Equity Partners Limited Partnership                                     2

                         PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
BALANCE SHEETS


                                                        MARCH 31      DECEMBER 31
                                                          1998           1997
                                                      ---------------------------
                                                      (Unaudited)
ASSETS
Cash and cash equivalents                             $  101,922       $   76,863
Restricted cash - tenant security deposits                23,681           22,243
Accounts receivable, net                                  42,001           51,621
Prepaids and other assets                                 52,525           30,154
Deferred financing costs, net                              4,997            9,800
Property held for sale                                 6,157,542        6,157,542
                                                      ---------------------------
         Total assets                                 $6,382,668       $6,348,223
                                                      ===========================

LIABILITIES AND PARTNERS' DEFICIT
Mortgage loans payable                                $6,796,006       $6,812,467
Trade accounts payable and accrued expenses               77,818           52,522
Prepaid rents and tenant security deposits                20,555           19,949
                                                      ---------------------------
      Total liabilities                                6,894,379        6,884,938

Partners' deficit:
   Limited partners                                     (443,850)        (468,604)
   General partner                                       (67,861)         (68,111)
                                                      ---------------------------
      Total partners' deficit                           (511,711)        (536,715)
                                                      ---------------------------
         Total liabilities and partners' deficit      $6,382,668       $6,348,223
                                                      ===========================


Retail Equity Partners Limited Partnership                                     3

RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
(Unaudited)

                                    THREE MONTHS ENDED
                                         MARCH 31
                                    1998          1997
                                  ----------------------
REVENUES
Rental revenue                    $257,331      $265,893
Interest and other income            1,431         1,800
                                  ----------------------
                                   258,762       267,693

EXPENSES
Property operations                 22,671        26,763
General and administrative           8,761        16,066
Property taxes and insurance        26,142        25,086
Management fees                     13,969        14,094
Depreciation                            --        44,283
Amortization                         4,803         4,803
Interest                           157,412       158,861
                                  ----------------------
                                   233,758       289,956
                                  ----------------------
NET INCOME (LOSS)                 $ 25,004      $(22,263)
                                  ======================

ALLOCATION OF
   NET INCOME (LOSS):
   LIMITED PARTNERS (99%)         $ 24,754      $(22,040)
                                  ======================
   GENERAL PARTNER (1%)           $    250      $   (223)
                                  ======================

NET INCOME (LOSS) PER
   LIMITED PARTNERSHIP UNIT       $   0.07      $  (0.07)
                                  ======================

WEIGHTED AVERAGE NUMBER OF
   LIMITED PARTNERSHIP UNITS
   OUTSTANDING                     333,577       333,577
                                  ======================


Retail Equity Partners Limited Partnership                                     4

RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
STATEMENT OF CHANGES IN PARTNERS' DEFICIT
(Unaudited)

                                   LIMITED         GENERAL
                                   PARTNERS        PARTNER         TOTAL
                                  ----------------------------------------
Balance at December 31, 1997      $(468,604)      $(68,111)      $(536,715)
Net income                           24,754            250          25,004
                                  ----------------------------------------
Balance at March 31, 1998         $(443,850)      $(67,861)      $(511,711)
                                  ========================================



Retail Equity Partners Limited Partnership                                     5

RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS
(Unaudited)

                                                        THREE MONTHS ENDED
                                                             MARCH 31
                                                       1998           1997
                                                     -----------------------
OPERATING ACTIVITIES:
Net income (loss)                                    $ 25,004       $(22,263)
Adjustments to reconcile net income to
   net cash provided by operations:
   Depreciation and amortization                        4,803         49,086
   Changes in operating assets and liabilities:
      Rent and other receivables                        9,620          5,754
      Prepaid expenses and other assets               (22,371)       (22,025)
      Accounts payable and accrued expenses            25,296         24,385
      Security deposits and deferred revenue             (832)          (584)
                                                     -----------------------
Net cash provided by operating activities              41,520         34,353

INVESTING ACTIVITIES - NONE

FINANCING ACTIVITIES:
Principal payments on notes payable                   (16,461)       (15,011)
                                                     -----------------------

Net  increase in cash and cash equivalents             25,059         19,342
Cash and cash equivalents at
   beginning of period                                 76,863        119,440
                                                     -----------------------

Cash and cash equivalents at end of period           $101,922       $138,782
                                                     =======================



Retail Equity Partners Limited Partnership                                     6

RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS - MARCH 31, 1998
(Unaudited)

NOTE 1.  INTERIM FINANCIAL STATEMENTS

Our independent accountants have not audited the accompanying financial statements of Retail Equity Partners Limited Partnership (the "Partnership"), except for the balance sheet at December 31, 1997. We derived the amounts in the balance sheet at December 31, 1997, from the financial statements included in our 1997 Annual Report on Form 10-K. We believe that all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations for the periods presented have been included.

We have condensed or omitted certain notes and other information from the interim financial statements presented in this Quarterly Report on Form 10-Q. You should read these financial statements in conjunction with our 1997 Annual Report on Form 10-K.

The results for the first three months of 1998 are not necessarily indicative of future financial results.

Certain amounts in the 1997 comparative financial statements have been reclassified to conform to the 1998 presentation.

NOTE 2.  RECENTLY ADOPTED ACCOUNTING STANDARDS

We adopted Statement No. 130, Reporting Comprehensive Income, as of January 1, 1998. Statement No. 130 established requirements for reporting and displaying comprehensive income and its components. Adoption of this Statement had no impact on our net income or partners' deficit, or the presentation of our financial statements.


Retail Equity Partners Limited Partnership                                     7

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      The following discussion contains forward-looking statements within the meaning of federal securities law. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors such as general economic conditions, local real estate conditions, or weather conditions that might cause a difference between actual results and those forward-looking statements. You should read the following discussion in conjunction with the financial statements and notes thereto included in this Quarterly Report and our Annual Report on Form 10-K.

PARTNERSHIP PROFILE

      Retail Equity Partners Limited Partnership is a North Carolina limited partnership formed in 1987 to acquire, hold, operate and manage three neighborhood shopping centers. In February 1996, one of the three shopping centers was sold to an unrelated party.

      The Partnership received aggregate subscription funds of $6,671,543 for 333,577 beneficial assignment certificates ("BACs") from approximately 480 investors. There is currently no established public trading market for the BACs. We are not aware of any secondary market for the Partnership's securities. There is currently no established fair market value for the BACs.

RESULTS OF OPERATIONS

Revenues

      Rental revenue for the first quarter of 1998 was $257,000, a decrease of 3.2% compared to the first quarter of 1997. During the first quarter of 1998, Plaza West was 98% occupied, and Cape Henry Plaza was 97% occupied.
During the first quarter of 1997 both centers were 100% occupied.

Expenses

      Total expenses for the first quarter of 1998 were $234,000, a decrease of 19.4% compared to the first quarter of 1997. The primary reason for this decrease is that no depreciation was recorded in the first quarter of 1998, compared to a $44,000 depreciation charge in the first quarter of 1997. In January 1998 both Cape Henry Plaza and Plaza West were listed for sale. In accordance with generally accepted accounting principles, no depreciation is recorded on assets held for sale. Operating and administrative expenses were generally in line with management's expectations.

Net income

      Net income for the first quarter of 1998 was $25,000, compared to a loss of $22,000 for


Retail Equity Partners Limited Partnership                                     8
the first quarter of 1997. Again, the increase in net income is primarily due to the fact that no depreciation was charged in the first quarter of 1998.

CAPITAL RESOURCES AND LIQUIDITY

      Cape Henry Plaza and Plaza West continue to generate nominal positive cash flow from operations. The leases held by the Partnership are generally long-term, with substantially all increases in operating expenses, taxes and insurance passed through to, and paid by, tenants. In addition, most leases include built-in rent increases based on changes in the consumer price index or percentage rents based on total sales.

      The Partnership currently generates sufficient cash flow to meet its immediate operating and capital needs. However, any adverse development, such as the loss of a major tenant, the loss of multiple smaller tenants, or the failure of a significant tenant to pay rent, could create a material deficiency in the Partnership's short-term liquidity. In addition, the Partnership may not generate sufficient cash flow to make significant repairs, improvements or modifications to the centers, if such needs arise.

      In January 1998, both centers were listed for sale. The general partner has entered into a contract for sale of Plaza West, subject to a vote by the limited partners. Negotiations for the sale of Cape Henry Plaza are in final stages, again subject to a vote by the limited partners.

      The Partnership's two mortgage loans mature in August 1998. In the event the Partnership's properties have not been sold prior to that date, the Partnership will be required to refinance these loans. The general partner can offer no assurance that, at that time, replacement financing will be obtainable.

RECENTLY ISSUED ACCOUNTING STANDARDS

      In 1997 the Financial Accounting Standards Board issued Statement No. 131, Disclosures About Segments of an Enterprise and Related Information. Statement 131 establishes standards for the way that public entities report information about operating segments in annual financial statements and requires that those entities report selected information about operating segments in interim financial statements. We will be required to disclose segment information in accordance with Statement 131 beginning in our 1998 annual report. We expect that adoption of Statement 131 will not have a material impact on our financial statements.


                           PART II - OTHER INFORMATION

Item 6.  Exhibits and Reports on Form 8-K

a)   Exhibits

     Exhibit 27         Financial data schedule (electronic filing)

     b)   Reports on Form 8-K:  None



Retail Equity Partners Limited Partnership                                     9

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    RETAIL EQUITY PARTNERS
                                    LIMITED PARTNERSHIP
                                    (Registrant)

                                    By: Boddie Investment Company
                                        General Partner




May 14, 1998                             /s/ Philip S. Payne
                                    ------------------------------
                                    Philip S. Payne
                                    (Duly authorized officer)




Retail Equity Partners Limited Partnership                                    10